Exhibit (e)(vi) under N-1A
                                                 Exhibit 1 under 601/Reg SK



                                 Exhibit G
                                  to the
                          Distributor's Contract

                     FEDERATED INCOME SECURITIES TRUST

                       Federated Capital Income Fund
                              Class A Shares


      In consideration of the mutual covenants set forth in the Distributor's Contract dated December 31, 1991 between Federated Income Securities Trust and Federated Securities Corp., Federated Income
Securities Trust executes and delivers this Exhibit on behalf of the Funds, and with respect to the separate Classes of Shares thereof, first set forth in this Exhibit.


      Witness the due execution hereof this 1st day of December, 2002.



                                    FEDERATED INCOME SECURITIES TRUST



                                    By:  /s/ J. Christopher Donahue
                                    Name:  J. Christopher Donahue
                                    Title:  President


                                    FEDERATED SECURITIES CORP.


                                    By:  /s/ James F. Getz
                                    Name:  James F. Getz
                                    Title:  President - Broker/Dealer